EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Rite Aid Corporation on Form S-8 of our report dated April 30, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective March 3, 2002 and the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective March 4, 2001) appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 1, 2003. Also, we consent to the incorporation by reference in this Registration Statement of Rite Aid Corporation on Form S-8 of our reports dated June 13, 2002, appearing in the Annual Reports on Form 11-K of the Rite Aid 401(k) Distribution Employees Savings Plan, the Perry Distributors, Inc. 401(k) Plan and The Rite Aid 401(k) Plan (formerly known as the Rite Aid Employee Investment Opportunity Plan) for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
May 27, 2003